Exhibit 99.2

Measurement Specialties, Inc.
Condensed Consolidated Pro Forma Financial Statements
September 30, 2005 and March 31, 2005
(Unaudited)

Contents

Condensed Consolidated Pro Forma Statement of Operations

Condensed Consolidated Pro Forma Balance Sheet

Notes to Condensed Consolidated Pro Forma Financial Statements

Measurement Specialties, Inc.
Condensed Consolidated Pro Forma Statement of Operations
Six Months Ended September 30, 2005
(Unaudited)

			Proforma
	Six months ended	Proforma	Six months ended
(Dollars in thousands, except per share amounts )	September 30, 2005	Adjustments	September 30, 2005
Net sales	$84,912	(30,064)	$54,848
Cost of goods sold	51,366	(22,819)	28,547
Gross profit	33,546	(7,245)	26,301
Operating expenses (income):
Selling, general and administrative	19,405	(1,823)	17,582
Research and development	1,862	(645)	1,217
Customer funded development	(240)	-	(240)
Amortization of acquired intangibles	830	-	830
Total operating expenses	21,857	(2,468)	19,389
Operating income	11,689	(4,777)	6,912
Interest expense, net	958	(150)	808
Other expense (income)	(21)	24	3
Income before income taxes	10,752	(4,651)	6,101
Income taxes	3,472	(1,027)	2,445
Net income	$7,280	(3,624)	$3,656

Net income per common share - Basic	$0.53	($0.26)	$0.27
Net income per common share - Diluted	$0.51	($0.25)	$0.26
Weighted average shares outstanding - Basic	13,621,764	-	13,621,764
Weighted average shares outstanding - Diluted	14,293,723	-	14,293,723

SEE ACCOMPANYING NOTES TO CONDENSED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

Measurement Specialties, Inc.
Condensed Consolidated Pro Forma Statement of Operations
Twelve Months Ended March 31, 2005
(Unaudited)

			Proforma
	12 months ended	Proforma	12 months ended
(Dollars in thousands, except per share amounts )	March 31, 2005	Adjustments	March 31, 2005
Net sales	$140,941	(48,673)	$92,268
Cost of goods sold	81,535	(36,310)	45,225
Gross profit	59,406	(12,363)	47,043
Operating expenses (income):
Selling, general and administrative	35,796	(4,404)	31,392
Research and development	3,468	(1,338)	2,130
Customer funded development	(268)	-	(268)
Amortization of acquired intangibles	774	-	774
Total operating expenses	39,770	(5,742)	34,028
Operating income	19,636	(6,621)	13,015
Interest expense, net	637	(276)	361
Other expense (income)	(77)	-	(77)
Income before income taxes	19,076	(6,345)	12,731
Income taxes	4,250	(1,432)	2,818
Net income	$14,826	(4,913)	$9,913

Net income per common share - Basic	$1.11	($0.37)	$0.74
Net income per common share - Diluted	$1.05	($0.35)	$0.70
Weighted average shares outstanding - Basic	13,391,782	-	13,391,782
Weighted average shares outstanding - Diluted	14,094,636	-	14,094,636

SEE ACCOMPANYING NOTES TO CONDENSED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

Measurement Specialties, Inc.
Condensed Consolidated Pro Forma Balance Sheet
September 30, 2005
(Unaudited)

			Proforma
	September 30,	Proforma	September 30,
(Dollars in thousands)	2005	Adjustments	2005

ASSETS

Current assets:
Cash and cash equivalents	$5,973	$(819)	$5,154
Accounts receivable, trade, net of allowance for
doubtful accounts of $237	23,209	(5,461)	17,748
Inventories	23,304	(3,435)	19,869
Deferred income taxes	4,261	(53)	4,208
Prepaid expenses and other current assets	3,572	(162)	3,410
Total current assets	60,319	(9,930)	50,389

Property and equipment, net	16,210	(2,129)	14,081

Other assets:
Goodwill	40,600	-	40,600
Acquired intangible assets, net	9,459	-	9,459
Deferred income taxes	6,429	-	6,429
Other assets	1,444	(7)	1,437
Total other assets	57,932	(7)	57,925
Total Assets	$134,461	$(12,066)	$122,395

SEE ACCOMPANYING NOTES TO CONDENSED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

Measurement Specialties, Inc.
Condensed Consolidated Pro Forma Balance Sheet
September 30, 2005
(Unaudited)

			Pro Forma
	September 30,	Proforma	September 30,
(Dollars in thousands, except share amounts)	2005	Adjustments	2005

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of promissory notes payable	$1,000	-	$1,000
Current portion of deferred acquisition payments	2,574	-	2,574
Short-term debt	2,941	(2,941)	-
Current portion of long-term debt	2,247	-	2,247
Accounts payable	17,140	(8,281)	8,859
Accrued expenses and other current liabilities	3,551	(1,034)	2,517
Accrued compensation	2,408	(52)	2,356
Income taxes payable	3,474	(1,434)	2,040
Deferred gain on sale of assets, current	1,418	(1,418)	-
Total current liabilities	36,753	(15,160)	21,593

Other liabilities:
Deferred gain on sale of assets, net of current portion	-	-	-
Promissory notes payable, net of current portion	600	-	600
Long-term debt, net of current portion	17,753	(1,235)	16,518
Deferred acquisition payments, net of current portion	1,747	-	1,747
Other liabilities	2,387	(582)	1,805
Total liabilities	59,240	(16,977)	42,263

Commitments and contingencies

Shareholders' equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-	-
Common stock, no par; 20,000,000 shares authorized; 13,712,880 shares issued and outstanding	5,502	-	5,502
Additional paid-in capital	57,773	-	57,773
Accumulated earnings	14,009	(3,881)	17,890
Accumulated other comprehensive loss	(2,063)	1,030	(1,033)
Total shareholders' equity	75,221	(4,911)	80,132
Total liabilities and shareholders' equity	$134,461	$(12,066)	$122,395

SEE ACCOMPANYING NOTES TO CONDENSED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

Measurement Specialties, Inc.
Notes to Pro-Forma Financial Statements
September 30, 2005 and March 31, 2005
(Unaudited)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT INFORMATION

As reported in this Current Report on Form 8-K filed by Measurement Specialties, Inc. ("MSI"), MSI completed the sale of Consumer Division to Fervent Group Limited (FGL) on December 19, 2005 with an effective date of December 1, 2005.

The unaudited pro forma condensed combined financial statement information in this filing is presented to reflect the pro forma effects of the disposition of the Consumer Division assuming the disposition occurred on September 30, 2005 for purposes of the pro-forma consolidated balance sheet and as of April 1, 2004 for purposes of the pro-forma consolidated statements of operations for the year ended March 31, 2005 and the six months ended September 30, 2005. The pro-forma financial statements have been prepared using the unaudited condensed financial statements included MSI's Quarterly Report on Form 10-Q as of and for the six months ended September 30, 2005. The unaudited pro forma adjustments are the exclusion of the related financial information of the Consumer Division in addition ot the adjustments to reduce debt and related interest expense for the net proceeds from the sale.

The following summarizes the estimated net proceeds and the related pro-forma balance sheet adjustment:

Estimated net proceeds	$4,176,000
Retirement of short-term debt	2,941,000
Retirement of long-term debt	$1,235,000

The net proceeds reflect preliminary amounts for sale proceeds before contingent consideration of $5 million and a $4 million buyer note, less estimated transaction costs of approximately $.8 million, and a closing adjustment of $3.5 million.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with (i) MSI's historical consolidated financial statements as of and for the year ended March 31, 2005, and MSI's unaudited consolidated financial statements as of and for six months ended September 30, 2005. The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the disposition been completed as of April 1, 2004, or of the results of operations that may be attained by MSI in the future.